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                                                                    Exhibit 23.2

                               AUDITOR'S CONSENT

     We hereby consent to the use in this Registration Statement of Westlinks Resources Ltd. on Form F-1 of our compilation report dated June 21, 2000 accompanying the pro forma unaudited financial statements appearing in of this Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our auditors' report dated March 31, 2000 except for Notes 14 and 16 which are dated June 21, 2000 relating to the financial statements of Westlinks Resources Ltd. as at December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998, and for the period from commencement of operations, April 1, 1997, to December 31, 1997, which report is also included in this Registration Statement.


                                     (Signed) "Collins Barrow"

                                     CHARTERED ACCOUNTANTS

Calgary, Alberta
June 21, 2000